Exhibit 5

                                October 30, 1998

Tropical Sportswear Int'l Corporation
4902 West Waters Avenue
Tampa, Florida  33634-1302

Re:      Form S-8 Registration Statement
         Tropical Sportswear Int'l Corporation Non-Employee
         Director Stock Option Plan

Ladies and Gentlemen:

         We have acted as counsel for Tropical Sportswear Int'l Corporation, a Florida corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 200,000 shares of the Corporation's common stock, $0.01 par value ("Common Stock"), that may be issued pursuant to the Tropical Sportswear Int'l Corporation Non-Employee Director Stock Option Plan (the "Plan"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

         Based upon the foregoing, it is our opinion that the 200,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

         We are licensed to practice law in the State of Georgia and express no opinion as to any laws other than those of the State of Georgia and the federal laws of the United States. To the extent that the opinions expressed herein relate to the laws of any jurisdiction other than the above stated laws, we have assumed, with your permission and without any independent investigation, that the laws of such other jurisdiction are identical to the laws of the State of Georgia.

         This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                                   Sincerely,

                                                   ALSTON & Bird LLP

                                                   By: /s/ Alston & Bird LLP